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                                                                    EXHIBIT 23-A

                                  [LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, of our report dated February 18, 1999 (except with respect to the matters discussed in Note 22, as to which the date is March 22, 1999) included in MediaOne Group, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Denver, Colorado
  October 8, 1999